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                                                                       EXHIBIT 5

[KPMG LOGO]

             KPMG LLP
             CHARTERED ACCOUNTANTS                    Telephone (403) 691-8000
             1200-205 5 Avenue SW                     Telefax   (403) 691-8008
             Calgary AB T2P 4B9                       www.kpmg.ca

Alberta Securities Commission
British Columbia Securities Commission
The Manitoba Securities Commission
Office of the Administrator, New Brunswick
Securities Commission of Newfoundland
Registrar of Securities, Northwest Territories
Nova Scotia Securities Commission
Registrar of Securities, Nunavut
Ontario Securities Commission
Registrar of Securities, Prince Edward Island
Commission des valeurs mobilieres du Quebec
Saskatchewan Securities Commission
Registrar of Securities, Government of the Yukon Territory

October 31, 2003

Dear Sirs

TRANSCANADA PIPELINES LIMITED (THE "COMPANY")

We refer to the short form prospectus of the Company dated November 20, 2002 relating to the sale and issue of $2,000,000,000 Common Shares, Preferred Shares or Debt Securities of the Company as supplemented by a prospectus supplement dated November 29, 2002 relating to the sale and issue of Medium Term Note Debentures (Unsecured), collectively the "Prospectus".

We are the auditors of the Company and under date of February 25, 2003, we reported on the following financial statements incorporated by reference in the
Prospectus:

     - Consolidated balance sheets as at December 31, 2002 and December 31, 2001; and

     - Consolidated statements of income, retained earnings and cash flows for each of the years in the three-year period ended December 31, 2002.

Also incorporated by reference in the Prospectus are the following unaudited interim financial statements which have been filed with the securities regulatory authorities:

     - Consolidated balance sheet as at September 30, 2003;

     - Consolidated statements of income and cash flows for the three-month and the nine-month periods ended September 30, 2003 and 2002; and

     - Consolidated statements of retained earnings for the nine-month periods ended September 30, 2003 and 2002.
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October 31, 2003

We have not audited any financial statements of the Company as at any date or for any period subsequent to December 31, 2002. Although we have performed an audit for the year ended December 31, 2002, the purpose and therefore the scope of the audit was to enable us to express our opinion on the consolidated financial statements as at December 31, 2002 and for the year then ended, but not on the financial statements for any interim period within that year. Therefore, we are unable to and do not express an opinion on the above-mentioned unaudited interim consolidated financial statements or on the financial position, results of operations or cash flows as at any date or for any period subsequent to December 31, 2002.

We have, however, performed a review of the unaudited interim consolidated financial statements of the Company as at September 30, 2003 and for the three and nine-month periods ended September 30, 2003 and 2002. We performed our review in accordance with Canadian generally accepted standards for a review of interim financial statements by an entity's auditors. Such an interim review consists principally of applying analytical procedures to financial data and making inquiries of, and having discussions with, persons responsible for financial and accounting matters. An interim review is substantially less in scope than an audit, whose objective is the expression of an opinion regarding the financial statements. An interim review does not provide assurance that we would become aware of any, or all, significant matters that might be identified in an audit.

Based on our review, we are not aware of any material modification that needs to be made for these interim consolidated financial statements to be in accordance with Canadian generally accepted accounting principles.

This letter is provided solely for the purpose of assisting the securities regulatory authorities to which it is addressed in discharging their responsibilities and should not be used for any other purpose. Any use that a third party makes of this letter or any reliance or decisions based on it, are the responsibility of such third parties. We accept no responsibility for loss or damages, if any, suffered by any third party as a result of decisions made or actions taken based on this letter.

Yours very truly

Signed "KPMG LLP"

Chartered Accountants

Calgary, Canada
October 31, 2003